Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Pre-Effective Amendment No. 1 to Form SB-2 Registration Statement of our report dated August 28, 2006 relating to the audited financial statements of Open Energy Corporation (formerly known as Barnabus Energy, Inc.), for the year ended May 31, 2005. We also consent to the reference to our firm under the caption “Experts” in the prospectus.

/s/ Dale Matheson Carr-Hilton LaBonte
Vancouver, British Columbia, Canada October 5, 2006